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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Lions Gate Entertainment Corp. of our report dated March 29, 2011 relating to the financial statements of Summit Entertainment, LLC, which appears in the Current Report on Form 8-K/A of Lions Gate Entertainment Corp. filed on March 22, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
May 10, 2012

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  Exhibit 23.5
Consent of Independent Registered Public Accounting Firm